Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FIRST QUARTER 2015 RESULTS

- Establishes 2015 Second Quarter and Updates Full Year Guidance -
- Declares 2015 Second Quarter Dividend -

WYOMISSING, PA. — May 4, 2015 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the quarter ended March 31, 2015.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2015 Actual	2015 Guidance (1)	2014 Actual
Net Revenue	$162.7	$162.5	$158.3
Adjusted EBITDA (2)	$110.6	$110.6	$103.0
Net Income	$47.1	$48.3	$44.3
Funds From Operations (3)	$71.0	$72.3	$67.9
Adjusted Funds From Operations (4)	$80.0	$80.3	$74.1

Net income, per diluted common share	$0.40	$0.41	$0.38
FFO, per diluted common share	$0.60	$0.61	$0.58
AFFO, per diluted common share	$0.67	$0.68	$0.63

(1)  The guidance figures in the tables above present the guidance provided on February 3, 2015, for the three months ended March 31, 2015.

(2)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(3)  Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(4)  Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “Our first quarter results represent continued strength across our geographically diversified portfolio and demonstrate the stability of the cashflow generated by our assets. Although our lease structure ensures a very stable and predictable cashflow stream, the operating results from our TRS were in line with our expectations.”

Mr. Carlino continued, “As we have proven, given the experience of our leadership team and our strong balance sheet, we believe we are uniquely able to drive superior shareholder value through complex strategic transactions. As everyone is aware we made a public offer for Pinnacle Entertainment, Inc.'s (“Pinnacle”) real estate assets. We believe Pinnacle has a terrific portfolio of properties and has done an excellent job over the last several years with the operations of their properties. We are impressed with the results they continue to achieve. They have been very cordial and professional in our dealings with them and are a team that we would very much like to partner with not only on this transaction but on future opportunities as well. They have provided tax basis information on their assets which we have analyzed although there has been no independent review or diligence on this information. We have been in very productive, substantive discussions with them in an effort to come to agreement on terms for the transaction we have proposed. We are pleased with the progress of those discussions and will update everyone as soon as we have something definitive to report.”

Financial Update

Gaming and Leisure Properties, Inc. reported FFO of $71.0 million for the three months ended March 31, 2015. Net revenue for the three months ended March 31, 2015 was $162.7 million. The Company produced net income of $47.1 million for the three months ended March 31, 2015, or $0.40 per diluted common share.

Portfolio Update

GLPI owns approximately 3,111 acres of land and 7.2 million square feet of building space, which was 100% occupied as of March 31, 2015. At the end of the first quarter of 2015, the Company owned the real estate associated with 21 casino facilities and leases 18 of these facilities to Penn National Gaming, Inc. (“PENN”) and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI (GLP Holdings, Inc.).

In November 2013, the Company entered into a “triple-net” lease with PENN, in which substantially all of PENN's former real property assets were leased back to PENN (the “Master Lease”). We currently estimate PENN's rent coverage ratio to be 1.785:1.

Capital project expenditures, which totaled $5.6 million for the three months ended March 31, 2015, primarily related to the Company's Hollywood Casino Perryville property's direct purchase of slot machines in exchange for gaming tax reductions. Capital maintenance expenditures at the TRS properties were $1.0 million for the three months ended March 31, 2015.

Balance Sheet Update

The Company had $45.4 million of unrestricted cash on hand and $2.6 billion in total debt, including $300.0 million of debt outstanding under its unsecured credit facility term loan and $225.0 million outstanding under its unsecured credit facility revolver at March 31, 2015.  The Company’s debt structure at March 31, 2015 was as follows:

	As of March 31, 2015
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.755%	$300,000
Unsecured $700 Million Revolver (1)	1.675%	225,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Capital Lease	4.780%	1,463
Total long-term debt		2,576,463
Less current maturities of long-term debt		(99)
Long-term debt, net of current maturities		$2,576,364

(1)       The margin on the term loan and revolver is Libor plus 1.50%. The Company's credit facility matures on October 28, 2018.

Dividends

On February 3, 2015, the Company’s Board of Directors declared the first quarter dividend.  Shareholders of record on March 10, 2015 received $0.545 per common share, which was paid on March 27, 2015.  The company declared its second quarter dividend of $0.545 per common share, payable on June 26, 2015 to shareholders of record on June 11, 2015.

Guidance

The table below sets forth current guidance targets for financial results for the 2015 second quarter and full year, based on the following assumptions:

•
Total rental income of approximately $497.8 million for the year and $124.8 million for the second quarter, consisting of approximately $433.8 million for the year and $108.8 million for the second quarter from PENN, approximately $14.0 million for the year and $3.5 million for the second quarter from Casino Queen, $53.4 million for the year and $13.4 million for the second quarter of property taxes paid by tenants, and reduced by approximately $3.4 million for the year and $0.9 million for the second quarter of non-assigned land lease payments made by PENN;

•	No additional escalator on the PENN building rent component anticipated to be effective November 1, 2015;

•
TRS EBITDA of approximately $35.4 million for the year and $9.2 million for the second quarter and capital maintenance expenditures of approximately $3.5 million for the year and $0.7 million for the second quarter;

•	Capital project expenditures of approximately $10.3 million for the year and $2.9 million for the second quarter;

•	Blended income tax rate at the TRS entities of 40%;

•	LIBOR is based on the forward yield curve;

•	Real estate depreciation of approximately $95.6 million for the year and $23.9 million in the second quarter;

•	Non-real estate depreciation of approximately $14.5 million for the year and $3.8 million in the second quarter;

•	Equity-related employee compensation affecting EBITDA includes the following:

•
Expense of approximately $5.3 million for the year and $1.1 million for the second quarter related to cash-settled equity compensation awards issued pre-spin, which are fully vested by the first quarter of 2017;

•
Expense of approximately $11.6 million for the year and $2.9 million for the second quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are expected to be paid through October 31, 2016;

•
Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $16.7 million for the year and $4.1 million for the second quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•	Interest expense includes approximately $8.1 million for the year and $2.0 million for the second quarter of debt issuance costs amortization;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $7.6 million for the full year and $1.9 million for the second quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by PENN employees are exercised; and

•
The basic share count is approximately 114.6 million shares for the year and 114.5 million shares for the second quarter and the fully diluted share count is approximately 118.8 million shares for the year and 118.7 million shares for the second quarter.

	Three Months Ending June 30,		Full Year Ending December 31,
(in millions, except per share data)	2015 Guidance	2014 Actual	2015 Revised Guidance	2015 Prior Guidance (4)	2014 Actual
Net Revenue	$162.7	$160.8	$644.0	$644.0	$635.9
Adjusted EBITDA (1)	$110.6	$106.9	$438.6	$438.3	$422.5
Net Income	$48.3	$47.0	$188.8	$190.5	$185.4
Funds From Operations (2)	$72.2	$70.3	$284.4	$286.1	$278.1
Adjusted Funds From Operations (3)	$81.3	$77.9	$320.2	$321.3	$309.0

Net income, per diluted common share	$0.41	$0.40	$1.59	$1.61	$1.58
FFO, per diluted common share	$0.61	$0.60	$2.39	$2.42	$2.37
AFFO, per diluted common share	$0.69	$0.66	$2.70	$2.72	$2.63

(1)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(2)         Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(3)         Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures.

(4)         The guidance figures in the tables above present the guidance provided on February 3, 2015 for the full year ended December 31, 2015.

Conference Call Details

The Company will hold a conference call on May 4, 2015 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
Domestic: 1-877-705-6003
International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176
International: 1-858-384-5517
Passcode: 13606959
The playback can be accessed through May 11, 2015.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects (including successful resolution of outstanding litigation against the owners of the Meadows Racetrack & Casino); GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino; the ultimate outcome of any potential transaction between GLPI and Pinnacle Entertainment, Inc. including the possibilities that GLPI will not pursue a transaction with Pinnacle and/or that Pinnacle will not engage in negotiations with respect to a transaction with GLPI; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities and no tender or exchange offer for the shares of Pinnacle has commenced at this time. This communication relates to a proposal which GLPI has made for a business combination transaction with Pinnacle. In furtherance of this proposal and subject to future developments, GLPI (and, if a negotiated transaction is agreed, Pinnacle) may file one or more proxy statements, registration statements, tender or exchange offer documents or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus, tender or exchange offer document or other document GLPI and/or Pinnacle may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF GLPI AND PINNACLE ARE URGED TO READ ANY DOCUMENTS THAT MAY BE FILED INCLUDING POSSIBLE PRELIMINARY PROXY STATEMENTS AND ANY OTHER PROXY STATEMENT(s), REGISTRATION STATEMENTS, PROSPECTUS, TENDER OR EXCHANGE OFFER DOCUMENTS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement(s) or definitive tender or exchange offer documents (if and when available) will be mailed to stockholders of Pinnacle and/or GLPI, as applicable. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by GLPI and/or Pinnacle through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

GLPI and its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of GLPI’s directors and executive officers in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for the 2015 Annual Meeting, which was filed with the SEC on April 30, 2015. These documents can be obtained free of charge from the sources indicated above as well as from the persons listed below under “Contact.” Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Brad Cohen
T: 203-682-8211
Email: Brad.Cohen@icrinc.com

Kara Smith
T: 646-277-1211
Email: Kara.Smith@icrinc.com

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues
Rental	$111,504	$106,114
Real estate taxes paid by tenants (1)	13,350	11,998
Total rental revenue	124,854	118,112
Gaming	36,379	38,755
Food, beverage and other	2,815	2,831
Total revenues	164,048	159,698
Less promotional allowances	(1,387)	(1,370)
Net revenues	162,661	158,328
Operating expenses
Gaming	19,016	21,562
Food, beverage and other	2,184	2,546
Real estate taxes (1)	13,755	12,423
General and administrative (2)	21,539	20,941
Depreciation	27,411	26,522
Total operating expenses	83,905	83,994
Income from operations	78,756	74,334

Other income (expenses)
Interest expense	(29,562)	(28,974)
Interest income	595	546
Total other expenses	(28,967)	(28,428)

Income from operations before income taxes	49,789	45,906
Income tax expense	2,702	1,594
Net income	$47,087	$44,312

Earnings per common share:
Basic earnings per common share	$0.41	$0.40
Diluted earnings per common share	$0.40	$0.38

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by tenants under the triple net lease structure and also reflect an offsetting expense in operating expenses.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2015	2014	2015	2014
Real estate	$124,854	$118,112	$100,343	$93,263
GLP Holdings, LLC. (TRS)	37,807	40,216	10,219	9,702
Total	$162,661	$158,328	$110,562	$102,965

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended March 31,
	2015	2014
Real estate general and administrative expenses (1)	$15,555	$14,802
GLP Holdings, LLC. (TRS) general and administrative expenses	5,984	6,139
Total	$21,539	$20,941

(1)         Includes stock based compensation of $9.2 million and $6.1 million for the three months ended March 31, 2015, and 2014 respectively. General and administrative expenses for the three months ended March 31, 2015, were adversely affected by the grant of certain equity compensation awards in January versus April in the prior year.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$47,087	$44,312
Losses from dispositions of property	1	158
Real estate depreciation	23,926	23,441
Funds from operations	$71,014	$67,911
Other depreciation (1)	3,485	3,081
Debt issuance costs amortization	2,020	2,007
Stock based compensation	4,394	1,951
Maintenance CAPEX (2)	(951)	(871)
Adjusted funds from operations	$79,962	$74,079
Interest, net	28,967	28,428
Income tax expense	2,702	1,594
Maintenance CAPEX (2)	951	871
Debt issuance costs amortization	(2,020)	(2,007)
Adjusted EBITDA	$110,562	$102,965

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$44,379	$42,044
Losses from dispositions of property	—	—
Real estate depreciation	23,926	23,441
Funds from operations	$68,305	$65,485
Other depreciation	467	—
Debt issuance costs amortization	2,020	2,007
Stock based compensation	4,394	1,951
Maintenance CAPEX	—	—
Adjusted funds from operations	$75,186	$69,443
Interest, net (1)	26,367	25,827
Income tax expense	810	—
Maintenance CAPEX	—	—
Debt issuance costs amortization	(2,020)	(2,007)
Adjusted EBITDA	$100,343	$93,263

(1)         Interest expense, net is net of intercompany interest eliminations of $2.6 million for both the three months ended March 31, 2015 and 2014.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended March 31,
	2015	2014
Net income	$2,708	$2,268
Losses from dispositions of property	1	158
Real estate depreciation	—	—
Funds from operations	$2,709	$2,426
Other depreciation (1)	3,018	3,081
Debt issuance costs amortization	—	—
Stock based compensation	—	—
Maintenance CAPEX (2)	(951)	(871)
Adjusted funds from operations	$4,776	$4,636
Interest, net	2,600	2,601
Income tax expense	1,892	1,594
Maintenance CAPEX (2)	951	871
Debt issuance costs amortization	—	—
Adjusted EBITDA	$10,219	$9,702

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.